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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           MAGNA ENTERTAINMENT CORP.
             (Exact Name of Registrant as Specified in Its Charter)

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
                       Delaware                                             98-0208374
       (State of Incorporation or Organization)                (I.R.S. Employer Identification No.)

               285 West Huntington Drive
                  Arcadia, California                                          91007
                    (626) 574-7233                                          (Zip Code)
       (Address of Principal Executive Offices)

If this form relates to the registration of a class of   If this form relates to the registration of a
securities pursuant to Section 12(b) of the Exchange     class of securities pursuant to Section 12(g) of
Act and is effective pursuant to General Instruction     the Exchange Act and is effective pursuant to
A.(c), please check the following box.[_]                General Instruction A.(d), please check the
                                                         following box.[x]
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Securities Act registration statement file number to which this form
relates:   333-94791

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered
       -------------------                    ------------------------------
             None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                        Class A Subordinate Voting Stock
                                (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.

            A description of the securities to be registered hereby is set forth under the caption "Description of Our Securities" in the prospectus that forms part of the registration statement of Magna Entertainment Corp., formerly MI Entertainment Corp. (the "Registrant") (Registration No. 333-94791), filed on Form S-1 with the Securities and Exchange Commission (the "Commission") on January 14, 2000 under the Securities Act of 1933, as amended (such registration statement, as amended by Amendment No. 1 thereto filed with the Commission on February 9, 2000 and as may be further amended, being hereinafter referred to as the "Registration Statement"). The information contained in the above referenced section of the prospectus and the Registration Statement in its entirety are hereby incorporated by reference thereto.


Item 2.  Exhibits.

3.1 Certificate of Incorporation of the Registrant including amendments thereto *

3.2         By-Laws of the Registrant *

4.1         Form of Stock Certificate for Class A Subordinate Voting Stock *

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*    Incorporated herein by reference to the exhibits which have been filed or will be filed with the Registration Statement and are identified by the corresponding exhibit numbers in Item 16 of the Registration Statement.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 MAGNA ENTERTAINMENT CORP.

                                 By:    /s/ J. Brian Colburn
                                    --------------------------------------------
                                 Name:  J. Brian Colburn
                                 Title:  Executive Vice President and Secretary
Date:  February 9, 2000

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